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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                   NAME                            STATE OF INCORPORATION/ORGANIZATION
                   ----                            -----------------------------------
Odyssey HealthCare Holding Company                                DE

Odyssey HealthCare Operating A, LP                                DE

Odyssey HealthCare Operating B, LP                                DE

Odyssey HealthCare Management, LP                                 DE

Odyssey HealthCare GP, LLC                                        DE

Odyssey HealthCare LP, LLC                                        DE

Community Care Hospice, Inc.                                      TX